Exhibit (a)(1)(v)

Offer To Purchase For Cash

All Outstanding Shares of Common Stock

of

SAGENT PHARMACEUTICALS, INC.

at

$21.75 Net per Share

Pursuant to the Offer to Purchase dated August 1, 2016

by

Shepard Vision, Inc.,

a wholly-owned subsidiary of

NICHI-IKO PHARMACEUTICAL CO., LTD.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE TIME THAT IS ONE MINUTE FOLLOWING 11:59 P.M. (12:00 A.M.), NEW YORK CITY TIME, ON AUGUST 26, 2016, UNLESS THE OFFER IS EXTENDED.

August 1, 2016

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated August 1, 2016 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” ) in connection with the offer by Shepard Vision, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Nichi-Iko Pharmaceutical Co., Ltd., a joint stock corporation organized under the laws of Japan (“Parent”), to purchase all of the outstanding shares of common stock of Sagent Pharmaceuticals, Inc., a Delaware corporation (“Sagent”), $0.01 par value per share (the “Shares”), at a price of $21.75 per Share (the “Offer Price”), net to the holder in cash, without interest, less any applicable withholding taxes (the “Offer”), upon the terms and subject to the conditions of the Offer to Purchase.

THE BOARD OF DIRECTORS OF SAGENT HAS UNANIMOUSLY RECOMMENDED THAT YOU TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.

We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

Please note carefully the following:

1. The Offer Price for the Offer is $21.75 per Share, net to you in cash, without interest, less any applicable withholding taxes.

2. The Offer is being made for all outstanding Shares.

3. The Offer and withdrawal rights will expire at the time that is one minute following 11:59 p.m. (12:00 a.m.), New York City time, on August 26, 2016, unless the Offer is extended.

4. The Offer is being made in connection with the Agreement and Plan of Merger, dated as of July 10, 2016 (as such may be amended or supplemented from time to time, the “Merger Agreement”), by and among Parent, Purchaser and Sagent, pursuant to which, as soon as practicable after the consummation of the Offer and the satisfaction or waiver of the other conditions set forth in the Merger Agreement, Purchaser will be merged with and into Sagent (the “Merger”), with Sagent continuing as the surviving corporation in the Merger and as a wholly-owned subsidiary of Parent. At the time the Merger becomes effective, each Share then outstanding (other than Shares (i) held by Sagent, Parent or Purchaser, or any of their respective subsidiaries, or (ii) held by a Sagent stockholder who is entitled to demand and properly demands appraisal for such Shares in accordance with Section 262 of the DGCL, and in the case of (i), such Shares will no longer be outstanding and will automatically be canceled and will cease to exist, and no consideration will be delivered in exchange therefor) will be converted into the right to receive the Merger Consideration in cash in an amount per Share equal to the Offer Price, without interest and less applicable withholding taxes. Under no circumstances will interest be paid with respect to the purchase of Shares pursuant to the Offer, regardless of any extension of the Offer or any delay in making payment for Shares.

5. After careful consideration, the board of directors of Sagent has unanimously (i) approved the execution, delivery and performance of the Merger Agreement, (ii) determined that entering into the Merger Agreement is in the best interest of Sagent and its stockholders, (iii) declared the Merger Agreement and he transactions contemplated therein advisable and (iv) recommended that Sagent’s stockholders accept the Offer and tender their Shares into the Offer.

6. Purchaser shall not be required to, and Parent shall not be required to cause Purchaser to, accept for payment or, subject to any applicable rules and regulations of the Securities and Exchange Commission, to pay for any Shares tendered pursuant to the Offer if (i) there shall not have been validly tendered (and not validly withdrawn) prior to the expiration of the Offer that number of Shares (excluding shares tendered pursuant to guaranteed delivery procedures that have not yet been delivered prior to the Expiration Date) that, when added to the Shares then owned by Purchaser, would represent one Share more than 50% of the sum of (a) all Shares then actually outstanding and (b) all Shares issuable prior to January 31, 2017 upon vesting, conversion, settlement or exercise of all then outstanding warrants, options, obligations or securities convertible or exchangeable into Shares, or other rights to acquire or be issued Shares (such condition in this clause (i) being the “Minimum Tender Condition”), (ii) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, applicable to the purchase of Shares pursuant to the Offer and the consummation of the Merger shall have neither expired nor been terminated, (iii) there being no legal restraint in effect preventing, prohibiting, or making illegal, the consummation of the Offer or the Merger at the Expiration Date, (iv) subject to certain materiality exceptions, all representations and warranties of Sagent set forth in the Merger Agreement being true and correct at the time of the Expiration Date and (v) other customary conditions being satisfied or waived.

7. Any transfer taxes applicable to the sale of Shares to Purchaser pursuant to the Offer will be paid by Purchaser, except as otherwise provided in the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing, detaching and returning to us the Instruction Form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf before the Expiration Date.

The Offer is not being made to (and no tenders will be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the securities, “blue sky” or other laws of such jurisdiction. However, Purchaser may, in its discretion, take such action as it deems necessary to make the Offer comply with the laws of any such jurisdiction and extend the Offer to holders of Shares in such jurisdiction in compliance with applicable laws.

INSTRUCTION FORM

With Respect to the Offer to Purchase for Cash

All Outstanding Shares of Common Stock

of

SAGENT PHARMACEUTICALS, INC.

at

$21.75 Net per Share

Pursuant to the Offer to Purchase dated August 1, 2016

by

Shepard Vision, Inc.,

a wholly-owned subsidiary of

NICHI-IKO PHARMACEUTICAL CO., LTD.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 1, 2016 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time) in connection with the offer by Shepard Vision, Inc., a Delaware corporation (“Purchaser”) and a wholly-owned subsidiary of Nichi-Iko Pharmaceutical Co., Ltd. plc, a joint stock corporation organized under the laws of Japan (“Parent”), to purchase all of the outstanding shares of common stock of Sagent Pharmaceuticals, Inc., a Delaware corporation (“Sagent”), par value $0.01 per share (the “Shares”), at a price of $21.75 per Share (the “Offer Price”), net to the holder in cash, without interest, less any applicable withholding taxes (the “Offer”), upon the terms and subject to the conditions of the Offer to Purchase.

The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase. The undersigned understands and acknowledges that all questions as to the validity, form and eligibility (including time of receipt) and acceptance for payment of any tender of Shares made on behalf of the undersigned will be determined by Purchaser in its sole discretion.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY:                     SHARES*

The method of delivery of this Instruction Form is at the election and risk of the tendering stockholder. This Instruction Form should be delivered to us in ample time to permit us to submit the tender on your behalf prior to the time that is one minute following 11:59 p.m. (12:00 a.m.), New York City time, on August 26, 2016, unless the Offer is extended.

*	Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

Date:
(Signature(s)

(Please Print Name(s))

Address:
(Include Zip Code)

Area Code and Telephone No.:

Taxpayer Identification or Social Security No.:

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